UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): March 19, 2025

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Compensation.

2025 Management Incentive Plan

On March 19, 2025, balanced scorecards under the 2025 Management Incentive Plan of German American Bancorp, Inc. (the “Company”) became effective for the Company’s executive officers who were individually named in the compensation disclosures in the Company’s 2025 annual meeting proxy statement (the “Named Executive Officers”). Such scorecards were determined by the Company’s Board of Directors by the vote of the members of the Board who are not “interested directors” within the meaning of Nasdaq rules, all as recommended by the Compensation/Human Resources Committee of the Board (the “Committee”). Set forth below are the scorecard details for the following Named Executive Officers who are participants in the 2025 Management Incentive Plan (the “Participating Officers”): D. Neil Dauby (Chairman and Chief Executive Officer), Bradley M. Rust (President and Chief Financial Officer), Michael F. Beckwith (Executive Vice President and Chief Banking Officer), Amy D. Jackson (Executive Vice President and Chief Administrative Officer), and Bradley C. Arnett (Executive Vice President and Chief Legal Officer).

Each “balanced scorecard” establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility and his or her expected individual level of contribution to the Company’s achievement of its corporate goals. These balanced scorecards describe potential awards based (i) on performance for 2025 only (“short-term awards”), and (ii) on performance for the three-years ending December 31, 2025 (“long-term awards”), as follows:

Potential Short-Term Cash Incentive Awards

Under the 2025 Management Incentive Plan, the Company will pay additional compensation in the form of annual cash incentive awards to the Participating Officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards. The Board established the criteria described below for the award of short-term cash incentive payments for the Participating Officers.

Potential short-term cash incentive awards for the Participating Officers will be determined by their individual scorecards as percentages of their 2025 base salaries, based on the extent to which 2025 performance levels are met, as follows:

Executive	Potential Dollar Amount of 2025 Short-Term Award as Percentage of 2025 Base Salary at the Following Performance Levels
	Good	Very Good	Exceptional
Mr. Dauby	37.50%	62.50%	87.50%
Mr. Rust	30.00%	50.00%	70.00%
Mr. Beckwith	26.25%	43.75%	61.25%
Ms. Jackson	26.25%	43.75%	61.25%
Mr. Arnett	26.25%	43.75%	61.25%

Credit is given proportionately for performance falling between the levels, but is not given for performance that is not at least at the threshold level (i.e., “good” performance) or for that portion of performance that exceeds the maximum payout level (i.e., “exceptional” performance).

Cash incentive award entitlements, if any, for services during 2025 under the scorecards will be earned by each of the Participating Officers based on the extent to which levels of performance are met or exceeded with respect to the following components:

•formula assessments of 2025 corporate performance (80% weight); and
•judgmental assessments of individual performance during 2025 (20% weight).

Corporate Performance Component

For 2025, the short-term corporate performance criteria specified by the scorecards of each of the Participating Officers are the following measures of income, revenue, balance sheet growth, and asset quality, weighted as a percentage of each of their total short-term performance measures, as follows:

Growth in core earnings per share (“EPS”)(1)	25%
Core efficiency ratio(1)	10%
Growth in core organic deposits and repurchase agreements	15%
Growth in core organic loans	20%
Average ratio of non-performing assets to total assets	10%

(1)Core EPS and the core efficiency ratio will each exclude the impact of any items that the Company and the Board consider as being unrepresentative of the Company’s core operating performance including, but not limited to, transaction-related expenses resulting from any mergers or acquisitions, changes in accounting standards, and gains or losses from discontinued businesses. See “Adjustments to Financial Measures” below for additional details.

Individual Performance Component

For 2025, the individual performance criteria for each Participating Officer (weighted as 20% of their respective total short-term performance measures) will be satisfied through the judgmental assessment of his or her respective overall job performance during 2025 (as to good, very good, and exceptional).

Expected Degree of Difficulty, on Balance, of Achieving Performance Levels

The levels of achievement for the corporate financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate performance, considering factors that included the past performance and the Company’s best estimates for 2025. Overall, on a balanced approach when weighing all of the formula and judgmental performance factors (income statement, balance sheet, and personal) in accordance with the scorecard weights, the Company believes that the performance levels are appropriately challenging yet reasonably attainable by each of its executives participating in the 2025 Management Incentive Plan.

Vesting and Clawback Potential

Amounts payable in respect of 2025 short-term cash incentive awards will vest in periodic installments throughout 2026, if the recipient has continued to be employed by the Company as of each installment vesting date (subject to certain exceptions), and may be recouped by the Company if required under its Incentive Compensation Recovery Policy or by any other clawback or forfeiture policies maintained by the Company from time to time.

2025 Net Income Trigger

Notwithstanding the satisfaction of one or all of the performance measures outlined above, no short-term cash incentive award will be payable by the Company unless the Company’s consolidated net income for 2025 is equal to or greater than the “trigger” amount established by the Board.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer’s level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established. The Board established potential long-term incentive awards for its Participating Officers as percentages of their 2025 base salary based on the extent to which three-year performance levels are met, as follows:

Executive	Potential Dollar Amount of 2025 Long-Term Award as Percentage of 2025 Base Salary at the Following Performance Levels
	Good	Very Good	Exceptional
Mr. Dauby	37.50%	62.50%	87.50%
Mr. Rust	30.00%	50.00%	70.00%
Mr. Beckwith	26.25%	43.75%	61.25%
Ms. Jackson	26.25%	43.75%	61.25%
Mr. Arnett	26.25%	43.75%	61.25%

Credit is given proportionately for performance falling between the levels, but is not given for performance that is not at least at the threshold level (i.e., “good” performance) or for that portion of performance that exceeds the maximum payout level (i.e., “exceptional” performance).

LTI awards for services during the three-year period ending December 31, 2025 under the scorecards are based on the following selected long-term corporate performance criteria:
•return on equity (“ROE”) (1/3 weight);
•return on assets (“ROA”) (1/3 weight); and
•EPS growth (1/3 weight).

The Company’s ROE, ROA and EPS growth will each exclude the impact of any items that the Company and the Board consider as being unrepresentative of the Company’s core operating performance including, but not limited to, transaction-related expenses resulting from any mergers or acquisitions, changes in accounting standards, and gains or losses from discontinued businesses. See “Adjustments to Financial Measures” below for additional details. ROE and ROA are each benchmarked against the Company’s average of its percentile rankings for such criteria over each of the three years ending December 31, 2025, with each year’s percentile ranking computed against that year’s custom Midwest publicly-held banking company peer group (which peer group measures are similarly adjusted for material non-core activities). EPS growth, which reflects the Company’s average growth rate for each of the three years ending December 31, 2025, is measured by comparing such average rate to growth rates established by the Board for each level of performance. The EPS growth rate for each year will be adjusted to reflect the Company’s core operating performance in such year, as described above, and as otherwise deemed appropriate by the Board to ensure that the performance criteria remains appropriately challenging yet reasonably attainable when set.

The Company intends to satisfy any LTI award that is deemed earned for 2025 by issuing common shares of the Company (the transferability of which will be restricted pending satisfaction of a continuing employment vesting requirement) that have a market value equal to the dollar amount of the LTI award (in each case, rounded up to the nearest whole number of shares). Such restricted shares will be based upon the closing trading price of the Company’s common stock on the trading day that is the first business day immediately preceding the grant date.

Vesting and Clawback Potential

Amounts of Company stock payable to the executive officers in respect of LTI awards for the three-year period ended December 31, 2025 will vest in one-third installments on the first, second and third anniversaries of the award date, if the recipient has continued to be employed by the Company as of each such vesting date (subject to certain exceptions). Any such amounts will be subject to recovery or clawback by the Company if required under its Incentive Compensation Recovery Policy or by any other clawback or forfeiture policies maintained by the Company from time to time.

2025 Net Income Trigger

Notwithstanding the satisfaction of one or all of the performance measures outlined above, no LTI award will be payable by the Company unless the Company’s consolidated net income for 2025 is equal to or greater than the “trigger” amount established by the Board.

Adjustments to Financial Measures

In establishing certain performance measures above, the non-interested members of the Board determined that such measures would exclude the impact of any items that the Company and the Board consider as being unrepresentative of the Company’s core operating performance including, but not limited to, transaction-related expenses resulting from any mergers or acquisitions, changes in accounting standards, and gains or losses from discontinued businesses. The Board believes that failure to make these adjustments may inappropriately penalize or incentivize the affected Participating Officers for results that were not indicative of actual core performance. In addition, the Board believes that making appropriate adjustments may more effectively align management incentives with the Company’s strategies for long-term growth.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: March 21, 2025	By:	/s/ D. Neil Dauby
D. Neil Dauby, Chairman and Chief Executive Officer